                       [WARWICK COMMUNITY BANCORP, INC.]

Dear Depositor:

The Board of Trustees of The Warwick Savings Bank has voted unanimously in favor of a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Warwick Community Bancorp, Inc., which will become the parent company of The Warwick Savings Bank. We are converting so that The Warwick Savings Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, The Warwick Savings Bank intends to establish a charitable foundation to be known as The Warwick Savings Foundation. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion
and mailing your signed proxy card immediately in the           postage-paid
envelope provided. Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

     - Deposit accounts will continue to be federally insured to the same extent they are today.

     - Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

     - Voting for approval will not obligate you to buy any shares of Common Stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of Warwick Community Bancorp Inc.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of The Warwick Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and return it to any branch office of The Warwick Savings Bank, or mail it to The Warwick Savings
Bank in the enclosed                postage-paid envelope marked "STOCK ORDER
RETURN". Your order must be received no later than 12:00 noon Eastern time on Day, Month X, 1997. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or Qualified Plan at The Warwick Savings Bank to subscribe for Common Stock, please be aware that applicable law requires that such funds first be transferred to a self-directed retirement account with a trustee other than The Warwick Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of
the                     holiday.

                                          Sincerely,

                                          Timothy A. Dempsey
                                          President and Chief Executive Officer

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                       [WARWICK COMMUNITY BANCORP, INC.]

Dear Depositor:

The Board of Trustees of The Warwick Savings Bank has voted unanimously in favor of a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Warwick Community Bancorp, Inc., which will become the parent company of The Warwick Savings Bank. We are converting so that The Warwick Savings Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, The Warwick Savings Bank intends to establish a charitable foundation to be known as The Warwick Savings Foundation. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

     - Deposit accounts will continue to be federally insured to the same extent they are today.

     - Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

We regret that we are unable to offer you Common Stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Warwick Community Bancorp Inc., or
(2) an agent of The Warwick Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of
the                     holiday.

                                          Sincerely,

                                          Timothy A. Dempsey
                                          President and Chief Executive Officer

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                       [WARWICK COMMUNITY BANCORP, INC.]

Dear Friend:

The Warwick Savings Bank is in the process of converting from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Warwick Community Bancorp, Inc., which will become the parent company of The Warwick Savings Bank. We are converting so that The Warwick Savings Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become even stronger. The Conversion will in no way affect the insurance of deposit accounts or the services offered by the Bank.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, The Warwick Savings Bank intends to establish a charitable foundation to be known as The Warwick Savings Foundation. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Warwick Community Bancorp Inc.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of The Warwick Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and return it to any branch office of The Warwick Savings Bank, or mail it to The Warwick Savings Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN". Your order must be received no later than 12:00 noon Eastern time on Day, Month X, 1997. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of
the                     holiday.

                                          Sincerely,

                                          Timothy A. Dempsey
                                          President and Chief Executive Officer

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                       [WARWICK COMMUNITY BANCORP, INC.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of The Warwick Savings Bank from a state chartered mutual savings bank to a state chartered stock savings bank.

This information packet includes the following:

     PROSPECTUS: This document provides detailed information about The Warwick Savings Bank's operations, the proposed stock offering by Warwick Community Bancorp Inc., a holding company formed by the Bank to become its parent company upon completion of the Conversion, and the establishment of a charitable foundation as part of the Conversion. Please read it carefully prior to making an investment decision.

     QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering and establishment of the charitable foundation.

     STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, Eastern time on Day, Month X, 1997.

We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions regarding the Conversion or the Prospectus, please call our Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00
noon Day, Month X, in observance of the             holiday.

                                          Sincerely,

                                          Timothy A. Dempsey
                                          President and Chief Executive Officer

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]

Dear Customer of The Warwick Savings Bank:

At the request of The Warwick Savings Bank and Warwick Community Bancorp, Inc., a holding company formed by the Bank to become its parent company, we have enclosed material regarding the offering of Common Stock in connection with the Conversion of the Bank from a state chartered mutual savings bank to a state chartered stock savings bank. These materials include a Prospectus, stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of Warwick Community Bancorp Inc.

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at The Warwick Savings Bank), no later than 12:00 noon, Eastern time on Day, Month X, 1997 in
the accompanying             postage-paid envelope. If you have any questions
after reading the enclosed material, please call the Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X through 12:00 noon Day, Month
X, in observance of the                holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                          Sincerely,

                                          SANDLER O'NEILL & PARTNERS, L.P.

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

                           [THE WARWICK SAVINGS BANK]

                                 PROXY REQUEST

                               WE NEED YOUR VOTE!

DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.

     REMEMBER: VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF TRUSTEES OF THE WARWICK SAVINGS BANK HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION, INCLUDING THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, AND URGES YOU TO VOTE IN FAVOR OF THE PLAN OF CONVERSION. YOUR WARWICK SAVINGS BANK DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.

A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (914) 988-0854.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.

                                          SINCERELY,

                                          THE WARWICK SAVINGS BANK

                                 QUESTIONS AND
                                    ANSWERS

                                About Conversion

The Board of Trustees of The Warwick Savings Bank has unanimously adopted the Plan of Conversion whereby the Bank will convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank and at the same time become a wholly-owned subsidiary of Warwick Community Bancorp, Inc., a Delaware corporation formed by The Warwick Savings Bank to acquire all the outstanding stock of the Bank. As part of the Conversion, Warwick Community Bancorp, Inc. will be offering its Common Stock for sale pursuant to the terms of the Plan of Conversion.

The Warwick Savings Bank is converting to stock ownership in order to be in the corporate form used by a growing number of financial institutions and to allow The Warwick Savings Bank to become even stronger. In addition, as part of the Conversion, the Bank intends to establish The Warwick Savings Foundation which will be dedicated to charitable purposes within the Bank's local communities.

It is necessary for The Warwick Savings Bank to receive the approval of: 1) at least 75% in amount of deposit liabilities of Voting Depositors represented in person or by proxy at the Special Meeting; and 2) at least a majority of the votes eligible to be cast at the Special Meeting, so YOUR VOTE IS VERY
IMPORTANT. Please return your proxy in the enclosed    postage-paid envelope.
YOUR BOARD OF TRUSTEES OF THE WARWICK SAVINGS BANK URGE YOU TO VOTE "FOR" THE CONVERSION AND RETURN YOUR PROXY TODAY.

                          Effect on Deposits and Loans

Q. WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

A. No. The Conversion will have no effect on the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured to the fullest extent permissible.

                                       7-1

                                  About Voting

Q. WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Only Depositors with accounts totaling $100 or more on XXX, XX, 1997 ("Voting Record Date") who continue to be Voting Depositors of the Bank as of the date of the Special Meeting are eligible to vote.

Q. AM I REQUIRED TO VOTE?

A. No. Voting Depositors are not required to vote. However, because the Conversion will produce a fundamental change in The Warwick Savings Bank's corporate structure, all Voting Depositors are encouraged to vote.

Q. WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Q. HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the    postage-paid
   envelope provided. Should you choose to attend the Special Meeting of Depositors and decide to change your vote, you may do so by revoking any previously executed proxy.

Q. DOES MY VOTE FOR CONVERSION MEAN THAT I MUST BUY COMMON STOCK OF WARWICK COMMUNITY BANCORP, INC.?

A. No. Voting for the Plan of Conversion does not obligate you to buy shares of Common Stock of Warwick Community Bancorp, Inc.

Q. I HAVE A JOINT SAVINGS ACCOUNT. MUST BOTH PARTIES SIGN THE PROXY CARD?

A. Only one signature is required, but both parties should sign if possible.

Q. WHO MUST SIGN FOR TRUST OR CUSTODIAN ACCOUNTS?

A. The trustee or custodian must sign such accounts, not the beneficiary.

                                       7-2

Q. I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED DEPOSITOR. CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card.

                              About The Foundation

Q. WHAT IS THE WARWICK SAVINGS FOUNDATION AND WHY IS IT BEING ESTABLISHED?

A. In keeping with The Warwick Savings Bank's long standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation to be known as The Warwick Savings Foundation. The Foundation will be dedicated to charitable purposes within the Bank's local community, including community development activities.

Q. HOW WILL THE FOUNDATION BE FUNDED?

A. The Company will fund the Foundation with shares of its Common Stock. Immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 3% of the Common Stock sold in the Offerings, or XXX,XXX, XXX,XXX and XXX,XXX shares at the minimum, midpoint and maximum of the Estimated Price Range, respectively, will be contributed to the Foundation.

Q. WHAT IS THE IMPACT OF THE FOUNDATION ON THE COMPANY'S STOCKHOLDERS' EQUITY AND EARNINGS?

A. The funding of the Foundation will impact the Company's stockholders' equity and will have an adverse effect on the Company's earnings in the period in
   which the Foundation is funded, which is expected to be the   quarter of
   199X.

The establishment of the Foundation, however, was considered in the independent appraisal of the aggregate pro forma market value of the Company's Common Stock. In addition, there are certain tax effects, regulatory considerations and other matters with respect to the Foundation. A prospective shareholder should carefully review "Risk Factors -- Establishment of Charitable Foundation" and "The Conversion -- Establishment of The Warwick Savings Foundation" in the Prospectus.

                                       7-3

Q. IF I PURCHASE SHARES OF COMMON STOCK IN THE CONVERSION, WILL MY INTEREST IN THE COMPANY BE DILUTED AS A RESULT OF THE ESTABLISHMENT OF THE FOUNDATION?

A. Yes. Upon completion of the Conversion and the establishment of the Foundation, the Foundation will receive an amount of Common Stock equal to 3% of the Company's Common Stock sold in the Offerings. As a result, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 2.9% upon funding of the Foundation.

                                About The Stock

Investment in Common Stock involves certain risks. For a discussion of the risks and other factors, investors are urged to read the accompanying Prospectus.

Q. WHAT ARE THE PRIORITIES OF PURCHASING THE COMMON STOCK?

A. The Common Stock of Warwick Community Bancorp, Inc. will be offered in the following order to: The Warwick Savings Bank's Eligible Account Holders (depositors with accounts totaling $100 or more as of June 30, 1996); the Employee Plans, including the ESOP; Supplemental Eligible Account Holders (depositors with accounts totaling $100 or more as of September 30, 1997 and who are not Eligible Account Holders or directors, officers or their associates); and Other Depositors (depositors with amounts totalling $100 or more as of the Voting Record Date and who are not Eligible Account Holders or Supplemental Eligible Account Holders) in a Subscription Offering. Upon completion of the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering, and if there are still unsold shares, they will then be offered to the general public in a Syndicated Community Offering.

Q. WILL ANY ACCOUNT I HOLD WITH THE BANK BE CONVERTED INTO STOCK?

A. No. All accounts remain as they were prior to the Conversion. As an Eligible Account Holder, Supplemental Eligible Account Holder or Other Depositor, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.

Q. WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. Conversion regulations require that the offering price of the stock be the same for everyone: customers, trustees, officers, employees of the Bank, and the general public.

                                       7-4

Q. HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. Warwick Community Bancorp, Inc. is offering for sale up to XX,XXX,XXX shares of Common Stock at a subscription price of $10 per share. Under certain circumstances, Warwick Community Bancorp, Inc. may sell up to XX,XXX,XXX shares (not including any shares contributed to the Foundation).

Q. HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $XXX,XXX (XX,XXX shares); in the Community Offering and Syndicated Community Offering, if either is held, the maximum purchase by any person, including purchases by associates of such person or entity, is $XXX,XXX (XX,XXX shares); and the maximum purchase by any person, including purchases by associates of such person or entity in the Subscription and Community Offerings is X% of the shares offered, or XX,XXX shares.

Q. HOW DO I ORDER STOCK?

A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, either in person to any branch office of The Warwick Savings Bank, or by mail in the postage-paid envelope that has been provided.

Q. HOW CAN I PAY FOR MY SHARES OF STOCK?

A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at The Warwick Savings Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to any branch office of The Warwick Savings Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

Q. WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed order form and certification form with the required full payment must be received by the Bank by 12:00 noon Eastern time, on Day, Month Date, 1997.

                                       7-5

Q. CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA/QUALIFIED PLAN AT THE WARWICK SAVINGS BANK?

A. Applicable regulations do not permit the purchase of Common Stock with your existing IRA or Qualified Plan at The Warwick Savings Bank. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO, PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?

A. No. Applicable regulations prohibit the transfer of subscription rights. Adding the names of other qualifying account holders who are not owners of your qualifying account(s) will result in your order becoming null and void.

Q. WILL PAYMENTS FOR COMMON STOCK EARN INTEREST UNTIL THE CONVERSION CLOSES?

A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the Conversion. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy Common Stock may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion.

Q. WILL DIVIDENDS BE PAID ON THE STOCK?

A. No dividends are expected to be paid initially. Following the Conversion, however, the Board of Directors of Warwick Community Bancorp, Inc. may consider a policy of paying cash dividends on the Common Stock.

Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A. No. The Common Stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by The Warwick Savings Bank or Warwick Community Bancorp, Inc.

Q. WHERE WILL THE STOCK BE TRADED?

A. Upon completion of the Conversion, Warwick Community Bancorp, Inc. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "WSBI".

                                       7-6

Q. CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt, your order may not be modified or withdrawn.

                             Additional Information

Q. WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A. The Bank's Proxy Statement and Prospectus describe the Conversion and the Foundation in detail. Please read the Proxy Statement and Prospectus carefully before voting. If you have any questions after reading the enclosed material you may call our Conversion Center at (914) 988-0854, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The Conversion Center
   will be closed for the             holiday, from 12:00 noon Day, Month Date,
   through 12:00 noon Day, Month Date. TO ENSURE THAT EACH PURCHASER RECEIVES A
   PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF             ,
   1997 IN ACCORDANCE WITH RULE 15C2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by The Warwick Savings Bank or Warwick Community Bancorp, Inc.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

                                       7-7

                        [WARWICK COMMUNITY BANCORP, INC.]





                           ____________________, 1997


Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Board of Trustees of The Warwick Savings Bank has adopted a plan to convert from a state chartered mutual savings bank to a state chartered stock savings bank. As part of this plan, we have formed a holding company, Warwick Community Bancorp, Inc., which will become the parent company of The Warwick Savings Bank upon completion of the conversion. We are converting so that the Bank will be structured in the form of ownership used by a growing number of savings institutions and to allow our Bank to become stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on at 7:30 P.M. to learn more about the Conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our Conversion, please call our Conversion Center number at (914) 988-0854, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the ______________________ holiday.


                                       Sincerely,


                                       Timothy A. Dempsey
                                       President and Chief Executive Officer









The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Conversion Center)

#8

                        [WARWICK COMMUNITY BANCORP, INC.]








                           ____________________, 1997




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in Warwick Community Bancorp, Inc.

At this time, we cannot confirm the number of shares of Warwick Community Bancorp, Inc. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion following completion of the stock offering.

If you have any questions, please call our Conversion Center at (914) 988-0854.








                                       Sincerely,




                                       WARWICK COMMUNITY BANCORP, INC.
                                       Conversion Center











The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#9

                        [WARWICK COMMUNITY BANCORP, INC.]







                           ____________________, 1997






Dear Charter Shareholder:

We appreciate your interest in the stock offering of Warwick Community Bancorp, Inc. Due to the excellent response from our qualifying account holders, we are unable to fill all orders in full. Consequently, in accordance with the provisions of the Plan of Conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on December __, 1997. Trading will commence on the Nasdaq National Market under the symbol "WSBI" on _____, December __, 1997. Your stock certificate will be mailed to you shortly.

We thank you for your interest in Warwick Community Bancorp, Inc., and welcome you as a charter shareholder.



                                       Sincerely,






                                       WARWICK COMMUNITY BANCORP, INC.
                                       Conversion Center









The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#10

                        [WARWICK COMMUNITY BANCORP, INC.]









                           ____________________, 1997





Dear Interested Investor:

We recently completed our Subscription and Community Offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in Warwick Community Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "WSBI".



                                       Sincerely,



                                       WARWICK COMMUNITY BANCORP, INC.
                                       Conversion Center
















The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#11

                        [WARWICK COMMUNITY BANCORP, INC.]




                           ____________________, 1997





Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Warwick Community Bancorp, Inc., the parent company of The Warwick Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 Transfer Agent
                                     Address
                                Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Warwick Community Bancorp, Inc. and the employees of The Warwick Savings Bank, I would like to thank you for supporting our offering.




                                       Sincerely,


                                       Timothy A. Dempsey
                                       President and Chief Executive Officer












The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

#12

                        [WARWICK COMMUNITY BANCORP, INC.]



                           ____________________, 1997








Dear Interested Subscriber:

We regret to inform you that The Warwick Savings Bank and Warwick Community Bancorp, Inc., the parent company for The Warwick Savings Bank, have decided not to accept your order for shares of Warwick Community Bancorp, Inc. Common Stock in our Community Offering. This action is in accordance with our Plan of Conversion which gives the Bank and the Holding Company the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.


                                       Sincerely,


                                       WARWICK COMMUNITY BANCORP, INC.
                                       Conversion Center
























(Printed by Conversion Center)

#13

                  [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]





                           ____________________, 1997




To Our Friends:

We are enclosing the offering material for The Warwick Savings Bank, which is now in the process of converting to stock form and forming a holding company called Warwick Community Bancorp, Inc.

Sandler O'Neill & Partners, L.P. is managing Warwick's Subscription Offering,
which will conclude at 12:00 noon, _____________ time on             , 1997.
Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription Offering (and Community Offering, if held), Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                       Sincerely,


                                       SANDLER O'NEILL & PARTNERS, L.P.





















The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)


#14

------------------------------------



------------------------------------




LOGO: WARWICK COMMUNITY BANCORP, INC.
Subscription & Community Offering Stock Order Form
-------------------------------------       ------------------------------------
Bank Use                                         THE WARWICK SAVINGS BANK
--------                                             CONVERSION CENTER
                                                         XX STREET
                                                   CITY, STATE, ZIP CODE
-------------------------------------                 (XXX) XXX-XXXX
IMPORTANT-PLEASE NOTE: A properly           ------------------------------------
completed original stock order form                   EXPIRATION DATE
must be used to subscribe for Common               for Stock Order Forms:
Stock. Copies of this form are not                  Day, Month XX, 1997
required to be accepted. Please read              12:00 Noon, Eastern Time
the Stock Ownership Guide and Stock
Order Form Instructions as you
complete this Form.
--------------------------------------------------------------------------------
     (1) NUMBER OF SHARES                             (2) TOTAL PAYMENT DUE
---------------------------------              ---------------------------------
                                   X $10.00 =
---------------------------------              ---------------------------------
--------------------------------------------------------------------------------
[ ]  (3) EMPLOYEE/OFFICER/TRUSTEE INFORMATION
     Check here if you are an employee, officer or trustee of The Warwick Savings Bank or a member of such person's immediate family living in the same household.
--------------------------------------------------------------------------------
     (4) METHOD OF PAYMENT/CHECK                             ------------------
     Enclosed is a check, bank draft or money                  Check Amount
     order made payable to The Warwick Savings
     Bank in the amount indicated in this box.               ------------------
--------------------------------------------------------------------------------
     (5) METHOD OF PAYMENT/WITHDRAWAL
     The undersigned authorizes withdrawal from the following account(s) at The Warwick Savings Bank. Individual Retirement Accounts maintained at The Warwick Savings Bank cannot be used. There is no penalty for early withdrawal used for this payment.
  ---------------------------------------------------------------------------
        Account Number(s)              Withdrawal Amount(s)         Bank Use
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  Total Withdrawal Amount
  ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
     The minimum number of shares that may be subscribed for is 25 and the maximum number of shares that may be subscribed for in the Subscription and Community Offering is XX,XXX shares. See instructions.
--------------------------------------------------------------------------------
     (6) PURCHASER INFORMATION

  a. [ ] Check here if you are an Eligible Account Holder with a deposit account(s) totaling $100.00 or more on June 30, 1996. List account(s) below.

  b. [ ] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $100.00 or more on September 30, 1997. List account(s) below.

  c. [ ] Check here if you are an Other Depositor with a deposit account(s) totaling $100.00 or more on October 31, 1997. List account(s) below.

  ---------------------------------------------------------------------------
   Account Title (Names on Accounts)       Account Number(s)       Bank Use
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------

  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF
  PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED,
  PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
--------------------------------------------------------------------------------
     (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP

          [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]

          [ ]  Individual
          [ ]  Joint Tenants
          [ ]  Tenants in Common
          [ ]  Fiduciary (i.e. trust, estate, etc.)
          [ ]  Company/Corp/Partnership
          [ ]  Uniform Transfer to Minors Act
          [ ]  IRA or other Qualified Plan - Beneficial Owners SS#

     (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY) - ONLY THE OWNER(S) OF THE QUALIFYING ACCOUNT AS REGISTERED ON THE TOP OF THE STOCK ORDER FORM ABOVE MAY SUBSCRIBE FOR STOCK. QUALIFYING ACCOUNT HOLDERS WHO ARE NOT REGISTERED ON THE TOP OF THE STOCK ORDER FORM MAY NOT BE ADDED.
--------------------------------------------------------------------------------
          Name(s)                                   Social Security # or Tax ID

--------------------------------------------------------------------------------
          Name(s) continued                         Social Security # or Tax ID

--------------------------------------------------------------------------------
          Street Address                             County of Residence

--------------------------------------------------------------------------------
          City                State       Zip Code

---------------------------------------------------------
     (9)  TELEPHONE -
          Daytime (   )       Evening (   )
---------------------------------------------------------
--------------------------------------------------------------------------------
[ ] (10) NASD AFFILIATION - Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
--------------------------------------------------------------------------------
[ ] (11) ASSOCIATES - ACTING IN CONCERT Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.
--------------------------------------------------------------------------------
     (12) ACKNOWLEDGMENT - To be effective, this Stock Order Form and accompanying Certification Form must be properly completed and actually received by The Warwick Savings Bank no later than 12:00 Noon, Eastern time, on Day, Month, Date, 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by The Warwick Savings Bank, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.
APPLICABLE REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. THE WARWICK SAVINGS BANK AND WARWICK COMMUNITY BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

-------------------------------------------------------         ---------------
Signature                             Date                       BANK USE ONLY
                                                                ===============
-------------------------------------------------------


-------------------------------------------------------         ===============
Signature                             Date

-------------------------------------------------------         ---------------
      A SIGNED CERTIFICATION FORM MUST ACCOMPANY                 BANK USE ONLY
                 ALL STOCK ORDER FORMS                          ===============
                   (SEE REVERSE SIDE)



                                                                ---------------

Account Title (Names on Accounts)     Account Number(s)             Account Title (Names on Accounts)     Account Number(s)
---------------------------------     -----------------             ---------------------------------     -----------------

---------------------------------     -----------------             ---------------------------------     -----------------

---------------------------------     -----------------             ---------------------------------     -----------------

---------------------------------     -----------------             ---------------------------------     -----------------

---------------------------------     -----------------             ---------------------------------     -----------------


ITEM (11) - (CONTINUED)
List below all other orders submitted
by you or Associates (as defined) or
by persons acting in concert with you.                              "Associate" is defined as: (i) any corporation or
                                                                    organization (other than the Company or the Bank or a
                                                                    majority-owned subsidiary of the Bank) of which such person is a director, officer or partner or is, directly or
                                                                    indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary
                                             Number of Shares       capacity; provided, however, that such term shall not include
Name(s) listed on other Stock Order Forms        Ordered            Warwick Community Bancorp. Inc.'s or The Warwick Savings
-----------------------------------------    ----------------       Bank's employee benefit plans in which such person has a
                                                                    substantial beneficial interest or serves as a trustee or in
-----------------------------------------    ----------------       a similar fiduciary capacity; and (iii) ANY RELATIVE OR
                                                                    SPOUSE OF SUCH PERSON, OR ANY RELATIVE OF SUCH SPOUSE, WHO
-----------------------------------------    ----------------       EITHER HAS THE SAME HOME AS SUCH PERSON or who is a director or officer of the Company or the Bank or any subsidiaries
-----------------------------------------    ----------------       thereof. Trustees, directors and officers of the Company or the Bank are not treated as Associates solely because of
-----------------------------------------    ----------------       their Board memberships.


      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY THE WARWICK SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPLE IS SUBJECT TO LOSS.

I further certify that, before purchasing the Common Stock of Warwick Community Bancorp, Inc. (the "Company"), the proposed holding company for The Warwick Savings Bank, I received a Prospectus of the Company dated ________, 1997 relating to such offer of Common Stock.

The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes in the "Risk Factors" section of the Prospectus the risks involved in the investment in this Common Stock, including but not limited to the:

 1.                                                                    (page  )
 2.                                                                    (page  )
 3.                                                                    (page  )
 4.                                                                    (page  )
 5.                                                                    (page  )
 6.                                                                    (page  )
 7.                                                                    (page  )
 8.                                                                    (page  )
 9.                                                                    (page  )
10.                                                                    (page  )


          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK


Signature                       Date      Signature                       Date


------------------------------------      ------------------------------------



Name (Please Print)                       Name (Please Print)


------------------------------------      ------------------------------------

[LOGO] WARWICK COMMUNITY BANCORP, INC.

                             STOCK OWNERSHIP GUIDE

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New York Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NY (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

- The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
  (name). If an individual and a corporation, list the corporation's title before the individual.

- The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

- A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

- The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

- The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

                         STOCK ORDER FORM INSTRUCTIONS

ITEMS 1 AND 2-

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder and Other Depositor is $XXX,XXX (XX,XXX shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert is $XXX,XXX (XX,XXX shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than X.0% of the shares offered. Based on the offering of XX,XXX,XXX shares X.0% amounts to XXX,XXX shares. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors desiring to purchase shares in the Community Offering must do so by obtaining from the Conversion Center an additional Stock Order Form and submitting a completed additional Stock Order Form which indicates the number of shares to be purchased in the Community Offering. The Warwick Savings Bank and Warwick Community Bancorp,
Inc. have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.

ITEM 3-

Please check this box to indicate whether you are an employee, officer or trustee of The Warwick Savings Bank or a member of such person's immediate family living in the same household.

ITEM 4-

Payment for shares may be made in cash (only if delivered by you in person to a branch office of Warwick) or by check, bank draft or money order payable to The Warwick Savings Bank. Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please insert the total check(s) amount in this box if your method of payment is by check, bank draft or money order.

ITEM 5-

If you pay for your stock by a withdrawal from a deposit account at The Warwick Savings Bank, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT OR QUALIFIED PLAN.

ITEM 6-

a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totaling $100.00 or more on June 30, 1996.
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $100.00 or more on September 30, 1997.
c. Please check this box if you are an Other Depositor with a deposit account(s) totaling $100.00 or more on October 31, 1997.
Please list all names on the account(s) and all account number(s) of accounts you had on this date in order to insure proper identification of your purchase rights. PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 7, 8 AND 9-

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Warwick Community Bancorp, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

ITEM 10-

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEM 11-

Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

ITEM 12-

Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of The Warwick Savings Bank. Your Stock Order From and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by The Warwick Savings Bank no later than 12:00 noon, Eastern time, on ________________ 1997 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m.